UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163511

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each separate series (each, a “Fund”) of ProShares Trust II (the “Trust”), to be registered hereunder is set forth in the Trust’s Registration Statement under the Securities Act of 1933 on Form S-3 (Commission File No. 333-163511) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Fund Name		Tax ID Number
1.	ProShares Ultra VIX Short-Term Futures ETF	45-1448802
2.	ProShares Short VIX Short-Term Futures ETF	45-1448905
3.	ProShares Ultra DJ-UBS Natural Gas	27-1565332
4.	ProShares UltraShort DJ-UBS Natural Gas	27-1565522

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST II

Date: October 3, 2011	By:	/s/ Louis M. Mayberg
Louis M. Mayberg
Principal Executive Officer